Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

VENTRUS BIOSCIENCES, INC.,

ASSEMBLY ACQUISITION, INC.

AND

ASSEMBLY PHARMACEUTICALS, INC.

DATED AS OF MAY 16, 2014

i

ii

iii

COMPANY DISCLOSURE SCHEDULE

PARENT DISCLOSURE SCHEDULE

EXHIBITS

Exhibit A	-	Company Employees
Exhibit B	-	Form of Employment Agreements
Exhibit C	-	Company Budget

iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of May 16, 2014, is entered into by and among Ventrus Biosciences, Inc. (“Parent”), a Delaware corporation, Assembly Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Assembly Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Article I.

RECITALS

WHEREAS, subject to the terms and conditions set forth herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), the parties hereto intend to effect a merger of Merger Sub with and into the Company, with the Company as the surviving corporation and as a wholly owned subsidiary of Parent;

WHEREAS, the board of directors of the Company has, upon the terms and subject to the conditions set forth in this Agreement, (a) determined that the transactions contemplated by this Agreement, the Merger (as defined herein) and other Transactions are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement, the Merger and other Transactions and (c) resolved to recommend the adoption of this Agreement by the Company’s stockholders;

WHEREAS, (a) the board of directors of Parent and Merger Sub, and Parent, in its capacity as the sole equityholder of Merger Sub, have each, upon the terms and subject to the conditions set forth herein, approved and consented to the Merger, the execution by Parent and Merger Sub of this Agreement and the consummation of the Transactions, and (b) the board of directors of Parent has, upon the terms and subject to the conditions set forth in this Agreement, determined that the transactions contemplated by this Agreement, the Merger and the other Transactions are fair to and in the best interest of the Company and its stockholders, and resolved to recommend the adoption of this Agreement by Parent’s stockholders;

WHEREAS, in connection with and contingent upon the consummation of the Merger, and in order to facilitate the Transactions, the board of directors of Parent believes that it is in the best interests of Parent and its stockholders to (a) increase the board of directors of Parent to seven (7) directors and (b) recommend to its stockholders that three (3) directors nominated by the Company be elected to the board of directors of Parent (the “Company Designated Directors”);

WHEREAS, immediately following the execution of this Agreement, all of the holders of Company Common Stock (as defined herein) shall approve by written consent the Merger, the execution by the Company of this Agreement and the consummation of the Transactions, in accordance with Sections 228 and 251 of the DGCL (the “Company Stockholder Approval”), the Company’s certificate of incorporation (the “Company Certificate of Incorporation”) and the Company’s bylaws (the “Company Bylaws”), in each case as in effect as of the date hereof;

1

WHEREAS, in connection with and contingent on the consummation of the Transactions, Parent intends to enter into new employment agreements with the employees of the Company listed on Exhibit A hereto, each in substantially the form attached hereto as Exhibit B for the respective employees listed on Exhibit A hereto (the “Employment Agreements”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger (as defined below) qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will be, and hereby is, adopted as a plan of reorganization; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and prescribe various conditions to the Merger, in each case as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.01         Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“2012 Financial Statements” has the meaning set forth in Section 3.06.

“2013 Financial Statements” has the meaning set forth in Section 3.06.

“Acquisition Proposal” means any bona fide inquiry, proposal or offer (whether or not in writing) from any Person (other than any party to this Agreement or any of their Affiliates) to purchase or otherwise acquire, directly or indirectly, in a single transaction or series of related transactions, including by way of any merger, consolidation, exchange offer, stock acquisition, asset acquisition, share exchange, reorganization, recapitalization, liquidation, business combination, dissolution, joint venture, license or similar transaction, (a) assets of a party to this Agreement that account for 10% or more of such party’s assets or from which 10% or more of such party’s revenues or earnings are derived, (b) 10% or more of the outstanding capital stock of a party to this Agreement or any other equity or voting interests in, such party or (c) any combination of the foregoing.

“Acquisition Documents” means this Agreement, the Employment Agreements and any agreement, certificate, report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

2

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.04(a).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City, New York are open for the general transaction of business.

“Cash” means all cash and cash equivalents (including marketable securities and short term investments) of Parent. Parent’s Cash shall be increased by the amount of the R&W Insurance Premium.

“Certificate of Merger” has the meaning set forth in Section 2.03.

“Certificates” has the meaning set forth in Section 2.10(a).

“Certifications” has the meaning set forth in Section 4.06(a).

“Claims” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“COBRA” has the meaning set forth in Section 3.17(c).

“Code” has the meaning set forth in the recitals.

“Common Stock Consideration” has the meaning set forth in Section 2.08(b).

“Company” has the meaning set forth in the preamble.

“Company Bylaws” has the meaning set forth in the recitals.

“Company Certificate of Incorporation” has the meaning set forth in the recitals.

“Company Common Stock” has the meaning set forth in Section 2.08(b).

“Company Designated Directors” has the meaning set forth in the recitals.

3

“Company Equity Securities” means, collectively, the Company Common Stock, the Company Options and the Restricted Stock.

“Company Financial Statements” has the meaning set forth in Section 3.06.

“Company Inception Date” means September 18, 2012.

“Company Intellectual Property” means Intellectual Property owned by or licensed to the Company.

“Company IP Agreements” shall have the meaning set forth in Section 3.14(f).

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.

“Company Material Licensed IP” means all Company Intellectual Property that is licensed to the Company, excluding (a) Off-the-Shelf Software and software that is generally available for license on a mass market commercial basis pursuant to a standard form agreement that is not subject to negotiation for annual fees that do not exceed $20,000, and (b) other software that is not material to the conduct of the business of the Company and can be readily replaced with software that provides substantially the same features, functionalities and overall performance.

“Company Material Contracts” has the meaning set forth in Section 3.13(a).

“Company Notes” means the Company’s Convertible Promissory Notes in the aggregate amount outstanding as of the date hereof of $1,650,000 and issued pursuant to that certain Convertible Promissory Note Purchase Agreement, dated August 2, 2013 (as amended, amended and restated, supplemented or otherwise modified as of the date hereof).

“Company Option” means any option to purchase one or more shares of Company Common Stock.

“Company Products” means any and all products or product candidates designed, developed, licensed, manufactured, sold, promoted, labeled or distributed by, or on behalf of, the Company, including, but not limited to, any proposed products which have previously been or are currently under active pre-clinical or clinical development as of the date of this Agreement.

“Company Permits” has the meaning set forth in Section 3.10(b).

“Company Securities” has the meaning set forth in Section 3.02(a).

“Company Stock Plan” means the Assembly Pharmaceuticals, Inc. 2014 Stock Option and Grant Plan.

“Company Stockholder Approval” has the meaning set forth in the recitals.

4

A “Company Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company’s stockholders vote or act by written consent to approve the Merger or shall for any reason have withdrawn or shall have modified in a manner adverse to Parent its recommendation regarding the Merger and the Transactions; (ii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; or (iii) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal.

“Confidentiality Agreement” has the meaning set forth in Section 5.03.

“Contract” means any written or oral agreement, contract, subcontract, indenture, deed of trust, note, bond, mortgage, lease, sublease, concession, franchise, license, commitment, guarantee, sale or purchase order, undertaking or other instrument, arrangement or understanding of any kind.

“D&O Indemnified Parties” has the meaning set forth in Section 5.13(a).

“DEA” has the meaning set forth in Section 3.12(b).

“DGCL” has the meaning set forth in the recitals.

“Dissenting Shares” has the meaning set forth in Section 2.08(f).

“Effective Time” has the meaning set forth in Section 2.03.

“Employment Agreements” has the meaning set forth in the recitals.

“Employee Benefits Plan” has the meaning set forth in Section 3.17(a).

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environment” means surface waters, groundwaters, soil, subsurface strata and ambient air.

“Environmental Laws” means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 4.05.

“Exchange Agent” has the meaning set forth in Section 2.10(a).

5

“Exchange Fund” has the meaning set forth in Section 2.10(a).

“Exchange Ratio” means the quotient of (a) the Merger Shares divided by (b) the Company Equity Securities outstanding as of the Closing Date (after taking into account the conversion of the Company Notes into Company Common Stock).

“FDA” has the meaning set forth in Section 3.05.

“FDA Ethics Policy” has the meaning set forth in Section 3.12(j).

“FTC” has the meaning set forth in Section 3.12(b).

“Fundamental Representations” means, with respect to the Company, the representations set forth in Sections 3.01, 3.02, 3.04 and 3.22, and with respect to Parent and Merger Sub, the representations set forth in Sections 4.01, 4.02, 4.04, 4.12 and 4.15.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any (a) federal, state, local, municipal, or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

“Governmental Order” shall mean any outstanding order, writ, judgment, citation, injunction, decree, ruling, charge or award entered by any Governmental Entity.

“Hazardous Materials” means any (a) substances defined in or regulated as hazardous or toxic substances, materials or wastes under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and (b) material, pollutant, substance or waste that is regulated under any Environmental Law because of its hazardous or dangerous properties or characteristics or because it can cause harm to living organisms, human welfare or the environment.

6

“Health Care Laws” means (a) all Laws enforced by the FDA and other Governmental Entities and comparable state regulatory authorities and Governmental Entities outside the United States, concerned with the quality, identity, strength, purity, safety, efficacy, marketing, developing or manufacturing of the Company Products or Parent Products, as appropriate, (b) the FDA Act and the regulations promulgated thereunder, (c) the Public Health Service Act (42 U.S.C. §201 et seq.), and the regulations promulgated thereunder, (d) all federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. §1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. §1320a-7a(a)(5)), the exclusion laws (42 U.S.C. §1320a-7), and the regulations promulgated pursuant to such statutes, (e) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§1320d et seq.), the regulations promulgated thereunder and comparable state laws, (f) the Controlled Substances Act (21 U.S.C. §801 et seq.), (f) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder and (g) the Clinical Laboratories Improvement Amendments (42 U.S.C. §263a et seq.).

“Health Care Regulatory Authorizations” shall mean any approval, clearances, authorizations, registrations, certifications and licenses granted by any Governmental Entity which administers Health Care Laws, including the FDA, the FTC, the DEA and other equivalent agencies.

“Indebtedness” means any (a) indebtedness for borrowed money, (b) indebtedness evidenced by any bond, debenture, mortgage, indenture or other debt instrument or debt security, (c) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business, (d) amounts owing as deferred purchase price for the purchase of any property, (e) capital lease obligations, (f) obligations under letters of credit and (g) guarantee of any such indebtedness, obligations or debt securities of a type described in clauses (a) through (f) above of any other Person.

“Intellectual Property” means (a) Patents and inventions, inventions disclosures, discoveries and improvements, whether or not patentable, (b) copyrights and copyrightable works, moral rights, rights of privacy and publicity, software and databases, (c) trademarks, service marks, domain names, business names, trade dress, and any other names, marks or indicators of origin together with all goodwill associated with any of the foregoing, (d) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act or under corresponding foreign statutory law or common law), confidential, proprietary and non-public information, marketing and technical information, product specifications, compositions, formulae, proprietary processes, know-how, methods and techniques, and (e) any other intellectual property or proprietary rights, in any jurisdiction, including, for each of the foregoing (a) through (e), all rights thereto and any applications or registrations therefor.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“IRS” means the United States Internal Revenue Service.

“Judgment” means any judgment, ruling, order, writ, injunction or decree of any Governmental Entity or arbitrator.

7

“Knowledge” means, (a) in the case of the Company, the actual knowledge, as of the date of this Agreement, of Derek Small, Uri A. Lopatin, Adam Zlotnick, Lee Arnold and William Turner after reasonable inquiry and (b) in the case of Parent and Merger Sub, the actual knowledge, as of the date of this Agreement, of Russell H. Ellison, David Barrett, Mohan Kabadi and John Paul Benya after reasonable inquiry.

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

“Lease Agreements” has the meaning set forth in Section 3.15(b).

“Leased Real Property” has the meaning set forth in Section 3.15(a).

“Legal Proceedings” has the meaning set forth in Section 3.09.

“Letter of Transmittal” has the meaning set forth in Section 2.10(a).

“Liabilities” means any and all Indebtedness, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Material Adverse Effect” means any condition, change, event, occurrence or effect that, individually or in the aggregate with all other conditions, changes, events, occurrences or effects, is or would reasonably be expected to (a) be materially adverse to the business, assets, liabilities (contingent or otherwise), results of operations or financial condition of a Person; other than any condition, change, event, occurrence or effect, directly or indirectly, arising out of, resulting from or relating to the following: (i) any condition, change, event, occurrence or effect in any of the industries or markets in which such Person operates; (ii) any enactment of, change in, or change in interpretation of, any Law or GAAP or governmental policy (it being understood that this clause (ii) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address compliance with applicable Law or GAAP); (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which such Person conducts business; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (v) the announcement, pendency of or performance of the Transactions, including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators (it being understood that this clause (v) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences arising from the execution and delivery of this Agreement or the consummation of the Transactions or the performance of obligations under this Agreement); (vi) any action taken by such Person that is expressly required by the terms of this Agreement if required (it being understood that this clause (vi) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences arising from the execution and delivery of this Agreement or the consummation of the Transactions or the performance of obligations under this Agreement); to the extent, in each of clauses (i) through (iv), that such condition, change, event, occurrence or effect does not affect such Person in a disproportionate manner relative to other participants in the business and industries in which such Person operates; or (b) to prevent or materially impede, interfere with, hinder or delay the consummation by the Person of the Transactions.

8

“Merger” has the meaning set forth in Section 2.01.

“Merger Consideration” has the meaning set forth in Section 2.08(c).

“Merger Shares” means 23,152,500.

“Merger Sub” has the meaning set forth in the preamble.

“NASDAQ” means the NASDAQ Stock Market LLC.

“NDA Approval” means the first approval by the FDA of a new drug application for a Company Product or Parent Product, as appropriate.

“Off-the-Shelf Software” means software that is generally commercially available for no more than a nominal fee and is mass marketed and licensed pursuant to a standard form click-wrap or shrink-wrap agreement that is not subject to any negotiation and does not include any handwritten signatures of the parties to such agreement.

“Parent” has the meaning set forth in the preamble.

“Parent Common Stock” means each share of common stock of Parent, par value $0.001 per share.

“Parent Financial Statements” has the meaning set forth in Section 4.06(b).

“Parent Lookback Date” means September 18, 2012.

“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent or Merger Sub.

“Parent Option” means any option to purchase one or more shares of Parent Common Stock.

“Parent Products” any and all products or product candidates designed, developed, licensed, manufactured, sold, promoted, labeled or distributed by, or on behalf of, Parent, including, but not limited to, any proposed products which have previously been or are currently under active pre-clinical or clinical development as of the date of this Agreement.

“Parent Securities” has the meaning set forth in Section 4.02(a).

“Parent Stock Plan” means the Ventrus Biosciences, Inc. 2010 Stock Incentive Plan.

“Parent SEC Documents” has the meaning set forth in Section 4.06(a).

9

“Parent Stockholder Approval” means the adoption of the Parent Stockholder Matters by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote at the Parent Stockholders Meeting.

“Parent Stockholder Matters” has the meaning set forth in Section 5.04(b).

“Parent Stockholders Meeting” has the meaning set forth in Section 5.04(b).

A “Parent Triggering Event” shall be deemed to have occurred if: (i) the board of directors of Parent shall have failed to recommend that Parent’s stockholders vote to approve the issuance of the Parent Common Stock in the Merger or shall for any reason have withdrawn or shall have modified in a manner adverse to the Company its recommendation regarding the Parent Stockholder Matters; (ii) Parent shall have failed to include in the Proxy Statement a recommendation by Parent’s board of directors to vote in favor of the Parent Stockholder Matters; (iii) the board of directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal; or (iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal.

“Patents” means all issued patents and pending patent applications in any country, including all provisionals, divisionals, continuations, renewals, continuations-in-part, patents of addition, re-examination, supplementary protection certificates, extensions, registrations or confirmation patents, restoration of patent terms, letters of patent, and reissues thereof.

“Permitted Encumbrances” means (a) any Encumbrance that arises out of Taxes, assessments or other charges by any Governmental Entity not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, with appropriate reserves therefor established in the books and records of the Company in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Encumbrances granted or which arise in the ordinary course of business consistent with past practice and that do not interfere in any material respect with the use of properties or assets encumbered thereby, (c) Encumbrances arising under or in connection with zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property, and (d) easements, rights-of-way, encroachments, restrictions, covenants, conditions and other similar Encumbrances that (i) are disclosed in the public records, (ii) would be set forth in a title policy, title report or survey with respect to the applicable real property or (iii) individually or in the aggregate, (A) are not substantial in character, amount or extent in relation to the applicable real property and (B) do not materially and adversely impact the Company’s current or contemplated use, utility or value of the applicable real property or otherwise materially and adversely impair the Company’s present or contemplated business operations at such location.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, estate, Governmental Entity, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

10

“Proposed Closing Date” shall have the meaning set forth in Section 2.09(d).

“Proxy Statement” has the meaning set forth in Section 4.05.

“Qualified Plan” has the meaning set forth in Section 3.17(b).

“R&W Insurance Policy” shall mean a liability insurance policy pursuant to which the R&W Insurer shall provide certain coverage to Parent, as specified in the such policy, in respect of a breach of the representations and warranties set forth in Article III of this Agreement, which has been bound by the R&W Insurer on or prior to the Effective Time.

“R&W Insurer” shall mean the primary insurer issuing the R&W Insurance Policy.

“R&W Insurance Premium” shall mean the premium due under the R&W Insurance Policy.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

“Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants, agents or other representatives (acting in such capacity) retained by such Person or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

“Restricted Stock” has the meaning set forth in Section 2.08(c).

“Restricted Stock Consideration” has the meaning set forth in Section 2.08(c).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means all of the holders of the Company Equity Securities.

“Series A Preferred Stock” has the meaning set forth in Section 4.02(a).

“Subsidiary” when used with respect to any party, means any Person of which such party (or one or more Subsidiaries of such party) owns, directly or indirectly, securities or other ownership interests representing (a) more than 50% of the equity or (b) sufficient voting power to elect a majority of the board of directors or other Persons performing similar functions.

“Surviving Entity” has the meaning set forth in Section 2.01.

“Taxes” means any and all taxes or other charges in the nature of a tax including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity.

11

“Tax Return” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto or any amendment thereof.

“Taxing Authority” means any domestic, foreign, federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising regulatory authority over or with respect to any Taxes.

“Termination Date” has the meaning set forth in Section 7.01(b).

“Transaction Expenses” means all reasonable out-of-pocket costs and expenses incurred by each of the parties hereto in connection with this Agreement and the consummation of the Transactions, including the fees and expenses of financial advisors, accountants and legal counsel.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

Article II

THE MERGER

Section 2.01         Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving entity of the Merger (the “Surviving Entity”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Section 2.02         Closing of the Merger. The closing of the Merger (the “Closing”) shall take place at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 at 10:00 a.m., local time, as promptly as practicable (but in no event later than the date that is the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions)), or at such other place, date and time as the Company and Parent may agree in writing (such date, the “Closing Date”).

12

Section 2.03         Effective Time. On the Closing Date, the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date and time as is agreed by the parties hereto and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time the Merger becomes effective being referred to herein as the “Effective Time”).

Section 2.04         Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity, all as provided under the DGCL.

Section 2.05         Certificate of Incorporation; Bylaws. At the Effective Time, the Company Certificate of Incorporation and the Company Bylaws, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company (which shall be “Assembly Pharmaceuticals, Inc.”)) the certificate of incorporation and bylaws of the Merger Sub as of the date hereof and as so amended shall be the certificate of incorporation and bylaws of the Surviving Entity until thereafter amended as provided therein or by applicable Law.

Section 2.06         Directors. The directors of Merger Sub immediately prior to the Effective Time shall, at the Effective Time, be the directors of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Entity until such director’s successor is duly elected or appointed and qualified.

Section 2.07         Officers. The officers of Merger Sub immediately prior to the Effective Time shall, at the Effective Time, be the officers of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Entity until such officer’s successor is duly elected or appointed and qualified.

Section 2.08         Effect on Equity Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a)          Conversion of Merger Sub Shares. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Entity and shall constitute the only outstanding shares of capital stock of the Surviving Entity. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

13

(b)          Conversion of Company Common Stock. Subject to Sections 2.08(d), 2.08(e) and 2.10(e), each share of common stock of the Company, par value $0.00001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, shall at the Effective Time automatically be converted into the right to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Common Stock Consideration”). From and after the Effective Time, the holder(s) of certificates, if any, evidencing ownership of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided for herein or under applicable Law.

(c)          Treatment of Restricted Stock. Each share of Company Common Stock issued pursuant to the Company Stock Plan that is subject to specified vesting criteria (each, a share of “Restricted Stock”) and is outstanding immediately prior to the Effective Time shall at the Effective Time become fully vested and all restrictions thereon shall lapse, and each such share of Restricted Stock shall be converted into the right to receive the Common Stock Consideration in accordance with 2.08(b) (the “Restricted Stock Consideration” and together with the Common Stock Consideration, the “Merger Consideration”), subject to the procedures, terms and conditions applicable to shares of Company Common Stock under this Agreement.

(d)          Cancellation of Shares. Each share of Company Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock, if any, that is owned by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(e)          Treatment of Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, holders of Company Common Stock who properly demand appraisal of such shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL (“Dissenting Shares”) shall not have such shares converted into the right to receive the consideration set forth in Section 2.08(b) or 2.08(c), as applicable, but instead such holders shall be entitled to such rights (and only such rights) as are granted under Section 262 of the DGCL. Beginning at the Effective Time, Dissenting Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and except as otherwise provided by Law, each holder of Dissenting Shares shall cease to have any rights with respect thereto other than the rights granted pursuant to Section 262 of the DGCL. Notwithstanding the foregoing, if any holder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the rights of such holder under Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall become, the right to receive the consideration set forth in Section 2.08(b) or 2.08(c), as applicable.

Section 2.09         Adjustment of Merger Consideration. The Merger Consideration shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

14

Section 2.10         Exchange of Certificates.

(a)          Exchange Agent.  Prior to the Effective Time, Parent and the Company shall agree upon and appoint a bank or trust company to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration.  At or prior to the Effective Time, Parent shall deposit on behalf of Merger Sub, or shall cause Merger Sub to deposit, with the Exchange Agent, for the benefit of the holders of certificates of the Company Common Stock (“Certificates”), for exchange in accordance with this Section 2.10 through the Exchange Agent, certificates representing the shares of Parent Common Stock to be issued as Merger Consideration and cash sufficient to make payments in lieu of fractional shares pursuant to Section 2.10(e). All such Parent Common Stock and cash deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund”.  As promptly as practicable after the Effective Time, and in any event not later than the third Business Day thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of Company Common Stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify, in its sole discretion, including, without limitation, provisions under which the holders of Restricted Stock acknowledge and agree to the treatment of the Restricted Stock pursuant to this Agreement), together with instructions thereto (the “Letter of Transmittal”)

(b)          Merger Consideration Received in Connection with Exchange.  Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent, (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Exchange Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor (x) the Merger Consideration into which the shares of Company Common Stock have been converted pursuant to Section 2.08 and (y) any cash in lieu of fractional shares that the holder has the right to receive pursuant to Section 2.10(e) and in respect of any dividends or other distributions that the holder has the right to receive pursuant to Section 2.10(c).  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock pursuant to Section 2.08 and cash in lieu of fractional shares that the holder has the right to receive pursuant to Section 2.10(e) and in respect of any dividends or other distributions that the holder has the right to receive pursuant to Section 2.10(c) may be issued to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.  Until surrendered as contemplated by this Section 2.10(b), each share of Company Common Stock and any Certificate with respect thereto shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of such shares were entitled to receive in respect of such shares pursuant to Section 2.08 (and cash in lieu of fractional shares pursuant to Section 2.10(e) and in respect of any dividends or other distributions pursuant to Section 2.10(c)).  No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

15

(c)          Treatment of Unexchanged Shares.  No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate (or shares of Company Common Stock held in book-entry form) with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.10(e), until the surrender of such Certificate (or shares of Company Common Stock held in book-entry form) in accordance with this Section 2.10.  Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate (or shares of Company Common Stock held in book-entry form), there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.10(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

(d)          No Further Ownership Rights in Company Common Stock.  The shares of Parent Common Stock issued and cash paid in accordance with the terms of this Section 2.10 upon conversion of any shares of Company Common Stock (including any cash paid pursuant to Section 2.10(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.  From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.10.

(e)          No Fractional Shares.  No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.08, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock.  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the average of the volume weighted average price per share of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on each of the 10 consecutive trading days ending with the second complete trading day prior to the date of the Effective Time, weighted by the total volume of trading in Parent Common Stock on each such trading day.  The payment of cash in lieu of fractional share interests pursuant to this Section 2.10(e) is not a separately bargained-for consideration.

16

(f)          Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for 360 days after the Effective Time shall be delivered to the Surviving Entity, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Section 2.10 shall thereafter look only to Parent for payment of its claim for Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions to which such holder is entitled pursuant to this Section 2.10.

(g)          No Liability.  None of the Company, Parent, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for two years after the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

(h)          Investment of Exchange Fund.  The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent.  Any interest and other income resulting from such investments shall be paid to the Surviving Entity.

(i)          Withholding Rights.  The Exchange Agent, Parent and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law.  Amounts so withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction or withholding was made.

(j)          Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Certificate deliverable in respect thereof pursuant to this Agreement.

Section 2.11         Company Stock Plan. Subject to Section 5.12, the Company Stock Plan shall terminate as of the Effective Time, and none of the participants in the Company Stock Plan shall have any rights thereunder, including any rights to acquire any equity securities of the Company, the Surviving Entity or any Subsidiaries thereof, other than as set forth herein in this Article II.

17

Section 2.12         Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

Section 2.13         Income Tax Treatment. It is intended by the parties to this Agreement that the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a “plan or reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). All of the parties hereto agree to (i) file all Tax Returns on the basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) otherwise report the Merger for federal, state and local income Tax purposes in a manner consistent with such characterization and (iii) not take a reporting position that is inconsistent with such characterization.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule (it being understood and agreed that (other than with respect to Fundamental Representations and representations and warranties set forth in Sections 3.07, 3.10(a), 3.13 and 3.19, which matters only shall be disclosed by specific disclosure in the respective corresponding numbered section of the Company Disclosure Schedule), information disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any representation or warrant in any other section of the Company Disclosure Schedule only to the extent its relevance to such representation and warranty in such other section is reasonably and readily apparent solely from the text of such disclosure made without review of any referenced material), the Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made only as of such date), as follows:

Section 3.01         Organization, Authority and Qualification.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing does not currently have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

18

(b)          The only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement is the Company Stockholder Approval.

(c)          The Company does not have, nor has it had since the Company Inception Date, any Subsidiaries.

Section 3.02         Capitalization.

(a)          The authorized capital stock of the Company consists of 13,500,000 shares of Company Common Stock, of which, as of the date of this Agreement, 10,900,000 shares were issued and outstanding. As the date of this Agreement, there are no shares of Company Common Stock held by the Company in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, other than 173,730 shares of Company Common Stock reserved for issuance under the Company Stock Plans, the Company has no shares of Company Common Stock reserved for issuance. Upon the issuance of any shares of Company Common Stock that may be issued prior to the Effective Time, such shares of Company Common Stock will be when issued duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, (i) there are Company Options outstanding to purchase 2,000,000 shares of Company Common Stock, and (ii) 10,400,000 shares of Restricted Stock are outstanding, all of which such shares of Restricted Stock are included in the amount of issued and outstanding shares of Company Common Stock set forth in the first sentence above. Except as set forth above, there are no (A) preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire from the Company, or that obligate the Company to issue or sell, any shares of capital stock or other securities of the Company; (B) any securities or obligations convertible or exchangeable into or exercisable for, or giving to any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding; (C) shares of capital stock or other voting securities of or ownership interests in the Company authorized, issued or outstanding; or (D) performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other securities of the Company authorized, issued or outstanding (the items in clauses (A) through (D) being referred to collectively as, with respect to the Company, “Company Securities”). There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party relating to the voting or disposition of any Company Securities or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Company’s board of directors. Other than the Company Common Stock, there are no outstanding securities of the Company having the right to vote on any matters on which the Company stockholders may vote.

19

(b)          Section 3.02(b) of the Company Disclosure Schedule sets forth an accurate and complete list of the holders of Company Common Stock and Restricted Stock and number of shares of Company Common Stock owned by each such holder.

(c)          The Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 3.03         Corporate Books and Records. The corporate minute books of the Company contain, in all material respects, accurate records of all meetings and accurately reflect, in all material respects, all other actions taken by the stockholders, the board of directors and all committees of the board of directors of the Company. Complete and accurate copies of all such minute books of the Company have been provided by the Company to Parent.

Section 3.04         Authority and Noncontravention.

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and the Transactions. The execution and delivery of and performance by the Company under this Agreement and the Transactions have been duly authorized and approved by the board of directors of the Company, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery of and performance by the Company under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)          Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Governing Documents of the Company, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.05 and the Company Stockholder Approval are obtained (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 3.05 are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to the Company or (iii) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Company Permit or any Contract to which the Company is a party, or result in the creation of an Encumbrance, other than any Permitted Encumbrance, upon any of the properties or assets of the Company.

20

Section 3.05         Governmental Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (b) any notices or filings to be made to or with the United States Food and Drug Administration (the “FDA”) or any other Governmental Entity with respect to the change in status, beneficial ownership or identity of the holder of any NDA, IND, or other filing, application, approval, clearance, or authorization filed with, submitted to, or granted by the FDA or any other Governmental Entity with respect to any of the Company Products, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than as do not currently have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.06         Financial Information; Books and Records. The Company has provided Parent with true, correct and complete copies of (a) the unaudited balance sheet of the Company for the period beginning as of the Company Inception Date and ending December 31, 2012, and the related income statement for the period then ended (the “2012 Financial Statements”), (b) the unaudited balance sheet of the Company as of December 31, 2013, and the related income statement for the period then ended (the “2013 Financial Statements”) and (c) the unaudited balance sheet of the Company as of March 31, 2014, and the related income statement for the three (3)-month period then ended (the “Interim Financial Statements”, together with the 2012 Financial Statements and the 2013 Financial Statements, the “Company Financial Statements”). The Company Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company as of the date thereof and for the periods covered thereby (subject to the absence of footnotes and normal year-end adjustments), and (iii) have been prepared in accordance with GAAP. The Company Financial Statements include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the date thereof and for the period covered thereby.

Section 3.07         Absence of Undisclosed Liabilities. There are no material Liabilities of the Company, other than Liabilities (a) reflected or reserved against on the Company Financial Statements, and (b) set forth in Section 3.07 of the Company Disclosure Schedule.

Section 3.08         Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 2013, the Company has conducted its operations in the ordinary course and consistent with past practice and there has not been or occurred (a) any condition, change, event, occurrence or effect that has, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) any condition, action, event, occurrence or effect that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.01(a).

21

Section 3.09         Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative or arbitral proceeding, claim, suit, arbitration, mediation, demand, or action (a “Legal Proceeding”) against or, to the Knowledge of the Company, any investigation, informal inquiry or request for documents specifically relating to, the Company or any of the assets or operations of the Company or, to the Knowledge of the Company, any of its present or former directors, officer or employees (in each case, in their capacity as such), nor is there any Judgment imposed or binding upon the Company, in each case, by or before any Governmental Entity or arbitrator, that has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Transactions. There are no material internal investigations or internal inquiries that, since the Company Inception Date, have been conducted by or at the direction of the board of directors of the Company (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues.

Section 3.10         Compliance with Laws.

(a)          The Company is, and since the Company Inception Date has been, in compliance in all material respects with all Laws applicable to the Company, any of its properties or other assets or any of its businesses or operations (other than Environmental Laws which are governed exclusively by Section 3.11, and Laws relating to the regulation of the Company Products (or the manufacture, use, sale, or marketing thereof), which are governed exclusively by Section 3.12).

(b)          The Company holds, and is in compliance with, in all material respects all licenses, franchises, permits, certificates, approvals, orders and authorizations from Governmental Entities required by Law for the conduct of its business as it is now being conducted (collectively, “Company Permits”) (other than those under Environmental Laws, which are the subject of Section 3.11, and those under Laws relating to the regulation of the Company Products, which are the subject of Section 3.12). All such Company Permits are in full force and effect and, since the Company Inception Date, the Company has not received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Company Permit, which amendment, termination, revocation or cancellation would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the Transactions will not cause the revocation or cancellation of any Company Permit, the revocation or cancellation of which would have a Company Material Adverse Effect.

(c)          Since the Company Inception Date, the Company has not (i) received any written notice from any Governmental Entity regarding any material violation by the Company of any Law or Company Permit, except for notices of violations that have been cured, and notices that have been withdrawn or are no longer pending or (ii) filed with or otherwise provided to any Governmental Entity any written notice regarding any material violation by the Company of any Law or Company Permit, except for notices of violations that have been cured, or notices that have been withdrawn or are no longer pending.

(d)          Since the Company Inception Date, the Company has not: (i) used any funds for unlawful contributions, gifts or entertainment, or for other unlawful expenses, related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977.

22

Section 3.11         Environmental Matters. (a) The Company is, and since the Company Inception Date has been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for the operation of its business; (b) there is no enforcement proceeding or Legal Proceeding relating to or arising from any noncompliance with, or Liability under, Environmental Laws (including, without limitation, relating to or arising from the Release or threatened Release of, or exposure of any Person to, any Hazardous Materials) that is pending or, to the Knowledge of the Company, threatened against the Company relating to any real property owned, operated or leased by the Company; (c) the Company has not received any written notice of, or entered into, any Judgment involving uncompleted, outstanding or unresolved Liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release or threatened Release of, or exposure of any Person to, any Hazardous Materials); and (d) neither the execution of this Agreement by the Company nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Materials, or any notice to or consent of Governmental Entities, pursuant to any applicable Environmental Law. This Section 3.11 constitutes the sole and exclusive representation and warranty of the Company regarding environmental, health and safety matters, including, without limitation, all matters arising under Environmental Laws.

Section 3.12         Regulatory Matters.

(a)          Since the Company Inception Date, the Company has complied in all material respects and remains in compliance with all Health Care Laws, applicable to the business, properties, assets and activities of the Company.

(b)          Since the Company Inception Date, the Company has not received written notice of, or, to the Knowledge of the Company, been subject to or threatened with, any written finding of deficiency or non-compliance; penalty, fine or sanction; written request for corrective or remedial action; or other material compliance or enforcement action by any Governmental Entity, relating to any of (i) the Company Products, (ii) the ingredients in the Company Products or (iii) the facilities at which such Company Products are manufactured, packaged or initially distributed, whether issued by the FDA, the Federal Trade Commission (the “FTC”), the Drug Enforcement Administration (“DEA”) or by any other Governmental Entity having responsibility for the regulation of such Company Products.

(c)          All Company Products subject to the jurisdiction of the FDA or other Governmental Entities are being developed, manufactured, labeled, stored, tested and otherwise produced by or on behalf of the Company in compliance in all material respects with all applicable requirements under Health Care Laws.

23

(d)          Section 3.12(d) of the Company Disclosure Schedule sets forth (i) a complete and accurate listing and description of any and all Company Products and (ii) a brief description of all: (A) previous or currently active pre-clinical and clinical investigations regarding Company Products, including animal and laboratory studies, and (B) any other material research or development activities previously undertaken, being undertaken, or proposed to be undertaken by the Company or any other person or entity with respect to each Company Product, in each case as of the date of this Agreement and the Effective Date. The Company has provided to Parent all information and data known to the Company relating to safety, efficacy, and toxicity of any compounds, product candidates, or products covered (or the use or manufacture of which is covered) by any Patents included within the Company Intellectual Property. The Company is not aware of any negative data, adverse event or toxicity data produced by the use of any such compound, product, or product candidate in any animal or human studies performed by the Company or any other person or entity that would: (i) have a Company Material Adverse Effect or (ii) materially compromise any pre-clinical or clinical trials presently being undertaken (or proposed to be undertaken) by the Company or any third party with respect to any Company Products.

(e)          The Company does not directly manufacture any Company Product or any component, precursor, ingredient, or constituent thereof. Set forth in Section 3.12(e) of the Company Disclosure Schedule is each Person that manufactures any Company Products or component, precursor, ingredient, or constituent thereof. With respect to all manufacturing or related operations undertaken by such persons or entities relating to any Company Product or component, precursor, ingredient, or constituent thereof, to the Company’s Knowledge, such operations have been and are being conducted in all material respects in compliance with GMP.

(f)          The Company has made available to Parent all material data and other material information known to the Company with respect to the Company Products, including the safety or efficacy thereof.

(g)          Except as set forth in Section 3.12(g) to the Company Disclosure Schedule, the Company has not obtained any clearances, authorizations, licenses or registrations required by any foreign or domestic Governmental Entity (including, without limitation, the FDA) to permit the use, design, development, pre-clinical or clinical testing, manufacture, labeling, sale, distribution or promotion of any Company Products. All applications, notifications, submissions, information, claims, reports and statistics and other data, utilized as the basis for or submitted in connection with any and all regulatory consents, approvals, authorizations, filings, registrations, notifications, permits and licenses from the FDA or other Governmental Entity relating to the Company, its business operations and product candidates, when submitted to the FDA or other Governmental Entity were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modifications to such applications, notifications, submissions, information, claims, reports and statistics and other data, in each case, required to have been submitted to the FDA or other Governmental Entity, have been so submitted.

(h)          All preclinical and clinical trials in respect of the activities of the Company being conducted by or on behalf of the Company are being or have been conducted in compliance in all material respects with (i) the required experimental protocols, procedures and controls, (ii) all applicable Health Care Laws, including, but not limited to, the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and (iii) all applicable Laws of the relevant Governmental Entities outside the United States. No clinical trial conducted by or on behalf of the Company has been terminated or suspended by the FDA, the FTC, the DEA or any other applicable Governmental Entity, and none of the FDA, the FTC, the DEA or any other applicable Governmental Entity has commenced or, to the Knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend or restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company.

24

(i)           No Company Product manufactured, tested, distributed, held or marketed by the Company has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise). No proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any such Company Product or Company Product candidate or pre-market approvals or marketing authorizations are pending, or to the Knowledge of the Company, threatened, against the Company. The Company has, prior to the date hereof, made available to Parent all information about adverse drug experiences relating to the Company Products obtained or otherwise received by the Company from any source, in the United States or outside the United States, including material information relating to the Company Products derived from clinical investigations prior to any market authorization approvals, commercial marketing experience, clinical investigations, surveillance studies or registries, reports in the scientific literature, and unpublished scientific papers. In addition, the Company has filed all annual and periodic reports, amendments and safety reports required for any of its Company Products or Company Product candidates required to be made to the FDA or any other Governmental Entity.

(j)          The Company has not, nor to the Knowledge of the Company has, any current officer, employee or agent of the Company, made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed any act, made any statement, or failed to make any statement, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Ethics Policy”). The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of any Company employee, officer or agent by the FDA pursuant to the FDA Ethics Policy. The Company has not nor, to the Knowledge of the Company, any of its officers, employees or agents has, been debarred, suspended or excluded under 21 U.S.C. Section 335a or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion under 21 U.S.C. Section 335a, or any similar laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of any Governmental Entity. As of the date hereof, no Legal Proceedings that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of the Company, threatened against the Company or any of its officers, consultants, employees or agents. The Company is not enrolled as a supplier or provider under Medicare, Medicaid, or any other governmental health care program or third party payment program or a party to any participation agreement for payment by any such governmental health care program and third party payment program.

(k)          Section 3.12(k) of the Company Disclosure Schedule sets forth a complete and correct list of all Health Care Regulatory Authorizations from the FDA or any other Governmental Entity that administers Health Care Laws held by the Company and there are no other Health Care Regulatory Authorizations required for the Company or the Company Products in connection with the conduct of the business of the Company as currently conducted.

25

Section 3.13         Material Contracts. (a) Section 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of the following Contracts to which the Company is a party or by which it is bound as of the date hereof (such Contracts being “Company Material Contracts”):

(i)          (A) each employment agreement entered into by the Company and (B) each Contract the terms of which obligate or may in the future obligate the Company to make any change of control or other similar payment to any current or former employee;

(ii)         each Contract (A) containing any “most favored nations” terms and conditions (including with respect to pricing) or exclusivity obligations (other than any non-disclosure, confidentiality or other similar agreement), (B) granting any right of first refusal, right of first offer or similar right and (C) containing any other term, condition or clause that, individually or in the aggregate, limits or purports to limit in any material respect the ability of the Company to own, operate, manufacture, sell, distribute, transfer, pledge or otherwise dispose of any material assets or business of the Company (or, after the Effective Time, Parent or its Affiliates);

(iii)        each Contract reasonably expected to require payments to or from the Company in excess of $10,000 per year or in excess of $20,000 during the term of the Contract;

(iv)        all material broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising Contracts;

(v)         each Contract relating to Indebtedness of the Company;

(vi)         each Contract under which the Company leases, subleases or licenses any real property;

(vii)       each Contract under which the Company leases personal property (not relating primarily to real property), pursuant to which the Company is required to make rental payments in excess of $5,000 per year;

(viii)      each Contract with any Governmental Entity;

(ix)         each Contract for the disposition of any portion of the assets or business of the Company or any agreement for the acquisition, directly or indirectly, of a portion of the assets or business of any other Person (whether by merger, sale of stock or assets or otherwise);

(x)          each Contract that limits or purports to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

26

(xi)         each Contract that is related to Company Intellectual Property and with respect to Company Material Licensed IP, each Contract relating to the license, sublicense, agreement, covenant not to sue or permission covering each item;

(xii)        any distribution, license, marketing, promotion, manufacturing, supply, or development Contract or other Contract concerning the use, development, commercialization, or distribution of the Company Intellectual Property or current, proposed, or intended products, technology or services;

(xiii)       each Contract in which the Company has agreed to purchase a minimum quantity of goods relating to any Company Product;

(xiv)      each Contract providing for benefits under any Employee Benefits Plan;

(xv)       each Contract establishing or governing the material terms of any joint venture, partnership, strategic alliance, collaboration, research and development project or similar arrangement; and

(xvi)      all other Contracts, whether or not made in the ordinary course of business, which are material to the Company, or the absence of which would have a Company Material Adverse Effect.

(b)          (i) Each Company Material Contract is valid and binding on the Company to the extent the Company is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception); (ii) the Company, and, to the Knowledge of the Company, any other party thereto, has performed all material obligations required to be performed by it under each Company Material Contract; (iii) the Company is not in material default under any Company Material Contract, nor, to the Knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a material default under any Company Material Contract of the Company that is party thereto; (iv) to the Knowledge of the Company, no other party to a Company Material Contract is in material default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a material default of such other party under any Company Material Contract; and (v) the Company has not received any written notice of termination or cancellation under any Company Material Contract or received any written notice of breach or of default in any material respect under any Company Material Contract, which breach has not been cured. Prior to the date hereof, the Company has made available to Parent true, correct and complete copies of all Company Material Contracts required to be set forth on Section 3.13(a) of the Company Disclosure Schedule, and will make available to Parent copies of all Company Material Contracts entered into after the date hereof, in each case including amendments thereto.

27

Section 3.14         Intellectual Property.

(a)          Section 3.14(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) issued and pending Patents, (ii) registered and applications for registration of trademarks and service marks, (iii) registered domain names, and (iv) registered copyrights, in each case, included in Company Intellectual Property owned by the Company and (v) any license agreement governing Company Material Licensed IP. Such list shall contain, as applicable, (A) the name of all actual and recorded owners, (B) the jurisdiction in which the application or registration was made, (C) the application and registration numbers, (D) whether such Company Intellectual Property is owned by the Company, exclusively licensed to the Company or non-exclusively licensed to the Company, and (E) the filing and registration, issue and application dates. The list pertaining to the license agreements governing Company Material Licensed IP shall contain (x) the name and date of the license agreement pursuant to which such Company Material Licensed IP is licensed and (y) whether or not such license agreement grants an exclusive license to the Company. The Company owns, or has the right to use the Company Intellectual Property, in the conduct of the business of the Company as currently conducted. The Company Intellectual Property owned by the Company is owned solely and exclusively by the Company, free and clear of any Encumbrances other than Permitted Encumbrances. The Company Intellectual Property owned by the Company and, to the Knowledge of the Company, the Company Material Licensed IP, is valid, enforceable, subsisting and in full force and effect. None of the Company Intellectual Property owned by the Company, and to the Knowledge of the Company, none of the Company Material Licensed IP, is or has been subject to any pending, concluded, or, to the Knowledge of the Company, threatened, Legal Proceeding or other proceeding (including any interference, derivation, re-examination, opposition, cancellation reissue or other post-grant proceeding, but excluding customary office actions issued by an application examiner with the United States Patent and Trademark Office or its foreign equivalent in the ordinary course of business in connection with the prosecution of a pending application for a patent or a trademark registration) which challenges the validity, enforceability, use, right to use, scope, duration, effectiveness or ownership of any item of such Company Intellectual Property.

(b)          The Company owns or possesses the right to use all Intellectual Property necessary to conduct its business as currently conducted by the Company, and the Company has not received any written, or to the Knowledge of the Company, any non-written, notice from any Person asserting any claim to the contrary. Each item of Company Intellectual Property owned by the Company immediately subsequent to the Effective Time will be owned and available for use by the Surviving Entity on the same terms and conditions as are in effect immediately prior to the Effective Time. Subject to obtaining any consent set forth on Section 3.14(b) of the Company Disclosure Schedule, each item of Company Material Licensed IP will be licensed to and available for use by the Surviving Entity on the same terms and conditions as are in effect immediately prior to the Effective Time.

(c)          To the Knowledge of the Company, the conduct of the business of the Company, including the development, use, manufacture, marketing, sale and offer for sale of the Company Products and services of the Company, has not infringed, misappropriated or otherwise violated, and does not and will not infringe, misappropriate or otherwise violate any Intellectual Property of any Person. The Company has not received any written, or to the Knowledge of the Company, any non-written, notice since the Company Inception Date of any claims that have been made against the Company alleging the infringement, misappropriation or violation by the Company of any Intellectual Property of any Person. To the Company’s Knowledge, since the Company Inception Date, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property owned by the Company or any Company Material Licensed IP, and there is no and has not been any Legal Proceeding pursuant to which the Company or, to the Knowledge of the Company, its licensor has alleged any such infringement, misappropriation or violation by any Person.

28

(d)          Except as set forth in any Contract set forth in Section 3.14(d)(i) of the Company Disclosure Schedule, no funding, facilities or other resources of any Governmental Entity, university, college, other educational institution or nonprofit research center was used in the development of any Company Intellectual Property owned by the Company, or to the Knowledge of the Company, in any Company Material Licensed IP; nor, does any such entity own or have rights to (or have the option to obtain such ownership or rights to) any Company Intellectual Property owned by the Company, or to the Knowledge of the Company, to any Company Material Licensed IP, other than in each case, pursuant to the provisions of any Contract set forth in or Section 3.14(d)(ii) of the Company Disclosure Schedule.

(e)          The Company has used commercially reasonable efforts to protect and maintain its rights in all material Company Intellectual Property. Since the Company Inception Date, the Company’s collection, storage, use and dissemination of personally identifiable information and any other data that could reasonably be used to identify any consumer, patient, employee or other person or any of their respective devices has, at all times complied in all material respects with all applicable Law, privacy policies and terms of use and other contractual obligations relating to privacy, data protection or data security. Since the Company Inception Date, no breach, security incident, or violation of any data security policy in relation to personally identifiable information or other data that could reasonably be used to identify any consumer, patient, employee or other person or any of their respective devices has occurred, or is or was threatened, and there has been no unauthorized or illegal processing of such data. The Company maintains commercially reasonable security procedures to protect against loss, misuse, unauthorized access, disclosure, and destruction of personally identifiable information and other data pertaining to consumers, patients, employees or other persons. Since the Company Inception Date, the Company has not received written, or to the Knowledge of the Company, any non-written, notice of any claims (including any investigation or notice from any Governmental Entity) that have been asserted or threatened against the Company alleging, any violation of any Person’s privacy or personally identifiable information or data rights or non-compliance with applicable Laws, privacy policies or terms of use or other contractual obligations relating to privacy, data protection or data security.

(f)          The Company has (i) caused all current and former employees and all other Persons involved in the conception, reduction to practice, creation or development of any Intellectual Property for the Company to execute a binding and enforceable agreement which includes provisions sufficient to ensure that the Company is the sole and exclusive owner of any and all Intellectual Property conceived, reduced to practice, created or developed by such employees within the scope of or resulting from his or her employment with the Company or, in the case of a Person other than an employee, from the services such Person performs for the Company; and (ii) caused all employees and other Persons with access to any non-public Company Intellectual Property to execute a binding and enforceable confidentiality agreement or other agreement that includes customary confidentiality terms sufficient to protect the proprietary interests of the Company with respect to such Company Intellectual Property. Copies of the forms of agreements referred to in the foregoing clauses (i) and (ii) (collectively, “Company IP Agreements”) have been made available to Parent prior to the date hereof, and to the Knowledge of the Company, no material breach of any such agreement by the other party thereto has occurred or been threatened.

29

(g)          Except with respect to Contracts set forth on Section 3.14(g) of the Company Disclosure Schedule and identified as such, the Company is not obligated to make any material payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(h)          There are no actions that must be taken within 180 days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any response to an official action of a court or Governmental Entity (including the United States Patent and Trademark Office or similar foreign government agencies) or the filing of any application for the purpose of obtaining, maintaining, perfecting, preserving or renewing any of the owned Company Intellectual Property.

(i)           True, complete, and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Patents included in the Company Intellectual Property have been made available to Parent.

(j)           Except as set forth on Section 3.14(j) of the Company Disclosure Schedule, Company has not (i) entered into any Contract under which it has, or may have, the obligation to transfer any ownership of, or granted any exclusive license to use or distribute (or entered into any agreement under which it has, or may have, the obligation to grant any exclusive license to use or distribute), or authorized the retention of any exclusive rights to use or joint ownership of, any of the Company Intellectual Property, to any other Person, (ii) entered into any Contract under which it has, with respect to any of the Company Intellectual Property, granted any license, sublicense, covenant not to sue, assert or exploit or (iii) entered into any Contract under which the Company has granted any Person the right to bring a lawsuit for infringement or misappropriation of any of the Company Intellectual Property.

(k)          None of the execution and delivery of this Agreement, the consummation of the Transactions, or the performance by the Company of its obligations hereunder, conflict or will conflict with, alter or impair, any of the Company’s rights in or to any Company Intellectual Property or the validity, enforceability, use, right to use, ownership, priority, duration, scope or effectiveness of any such Company Intellectual Property or otherwise trigger any additional payment obligations with respect to any Company Intellectual Property.

Section 3.15         Real Property.

(a)          The Company does not own any real property, has never owned any real property and is not party to any Contract to purchase any real property. Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”), including the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto.

30

(b)          The Company has made available to Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof (“Lease Agreements”); and there are no other Lease Agreements affecting the Leased Real Property or to which the Company is bound, other than those identified in Section 3.15(a) of the Disclosure Schedule. All such Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such Lease Agreements, any existing material default, or event of default (or event which with notice or lapse of time, or both, would constitute a material default), and no rentals are past due. The Company has not received any written notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Company currently occupies all of the Leased Real Property for the operation of its business. There are no other parties occupying, or with a right to occupy, the Leased Real Property. The Company does not owe any brokerage commissions or finder's fees with respect to any such Leased Real Property or is a party to any Contract or subject to any Claim that may require the payment of any real estate broker commissions. The Company has performed in all material respects all of its obligations under any termination agreements pursuant to which it has terminated any leases, subleases, licenses or other occupancy agreements for real property that are no longer in effect and has no continuing material liability with respect to such terminated agreements.

(c)          With respect to each of the Lease Agreements, the Company has not exercised or given any notice of exercise of, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation.

(d)          The Leased Real Property is in good operating condition and repair in all material respects, and is suitable for the conduct of the business as presently conducted. Neither the operations of the Company on the Leased Real Property nor, to the Company's Knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement, ordinance, rule, regulation or statute relating to such property or operations thereon, and any such non-violation is not dependent on so called non-conforming use exceptions. There is not existing, the Company has not received any written notice of, and to the Knowledge of the Company, there is not presently contemplated or proposed, any eminent domain, condemnation or similar action, or, to the Company's Knowledge, zoning action or proceeding, with respect to any portion of the Leased Real Property. To the Company's Knowledge, (i) there are no Laws now in existence which would require the tenant of any Leased Real Property to make any material expenditure to modify or improve such Leased Real Property to bring it into compliance therewith, and (ii) the Company shall not be required to expend more than $5,000 in the aggregate under all Lease Agreements to restore the Leased Real Property at the end of the term of the applicable Lease Agreement to the condition required under the Lease Agreement (assuming the conditions existing in such Leased Real Property at the end of the term is the same as of the Agreement Date and as of the Closing).

31

Section 3.16         Assets. The Company has valid title to or leasehold interest in all assets material to its business, free and clear of Encumbrances, except for Permitted Encumbrances. All equipment included in such properties which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted). The property and assets of the Company are sufficient for the conduct of its business as presently conducted.

Section 3.17         Employee Benefit Matters.

(a)          Section 3.17(a) of the Company Disclosure Schedule sets forth each “employee benefit plan” as such term is defined in Section 3(3) of ERISA (such as pension and 401(k) plans, and medical, life, and disability plans), and any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, cafeteria plan, dependent care plan, supplemental retirement or other benefit plan, program or arrangement or any employment, termination, severance, retention, stay bonus or other contract, agreement, plan, program or arrangement for the benefit of any current or former employee, officer or director of the Company (collectively, the “Employee Benefits Plans”) that the Company maintains or makes contributions to or has any responsibility for.

(b)          For each Employee Benefits Plan required to be disclosed in Section 3.17(a) of the Company Disclosure Schedule, the Company has furnished to Parent a copy of (i) each trust or other funding arrangement (if applicable), (ii) to the extent applicable, each summary plan description, or other summary of the Employee Benefits Plan that describes which employees, officers and directors are covered by the Employee Benefits Plan, what benefits are provided, and who pays for those benefits, (iii) the most recently filed IRS Form 5500 (if applicable), (iv) the most recently received IRS determination letter or IRS notification letter for each such Employee Benefits Plan that is an employee pension benefit plan (other than a plan that is unfunded and covers only employees who are among the select group of management or highly compensated employees of the Company) (“Qualified Plan”), and (v) if applicable, the most recently prepared actuarial report and/or financial statement.

(c)          Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company, nor any employer (whether or not incorporated) that would be treated together with the Company as a single employer within the meaning of Section 414 of the Code, has ever maintained a pension plan subject to Section 412 of the Code or Title IV of ERISA, or has ever maintained, contributed to or been required to contribute to any employee benefit plan that is a “multiemployer plan” (as defined in Section 3(37)(A) or (D) of ERISA), or a “single employer pension plan” (within the meaning of Section 4001(a)(15) of ERISA), for which the Company could incur liability under Sections 4063 or 4064 of ERISA. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, the Company has not made any promise (whether through an Employee Benefits Plan or otherwise) to provide medical, life or disability benefits for periods after an employee’s termination of employment or a director’s or consultant’s end of service to the Company, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, the Company has not, nor any employer (whether or not incorporated) that would be treated together with the Company as a single employer within the meaning of Section 414 of the Code has, ever participated in a “multiple employer plan” within the meaning of Section 413 of the Code that covers employees.

32

(d)          All Employee Benefits Plans are and have always been maintained, funded and administered in compliance in all material respects with ERISA, the Code, and other Laws, and there are no audits, inquiries or proceedings pending or, to Company’s Knowledge, threatened by the IRS, the U.S. Department of Labor, or any other Governmental Entity with respect to any Employee Benefits Plan. The Company has complied, in all material respects, with the notice and benefit obligations regarding any Employee Benefits Plan mandated by COBRA or ERISA. The Company has made all contributions, premiums or payments required to be made with respect to any Employee Benefits Plan on or before their due dates. No Action is pending or threatened with respect to any Employee Benefits Plan (other than claims for benefits in the ordinary course). No event has occurred regarding any Qualified Plan that is reasonably likely to result in the loss of the qualification of such plan under Section 401(a) of the Code or the exempt status of any trust under Section 501(a) of the Code.

(e)          The Company has no commitment (i) to create, incur liability with respect to or cause to exist, any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Employee Benefits Plan, other than with respect to a modification, change or termination required by applicable Law.

(f)          Except as provided in this Agreement, the execution of this Agreement and performance of the Transactions will not (i) constitute a triggering event under any Employee Benefits Plan that will result in any payment or benefit or increase in any payment or benefit (whether of severance pay, bonus, job security or otherwise) becoming due from the Company, (ii) accelerate the time of payment or vesting or exercise or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Employee Benefits Plans, or (iii) limit or restrict the right of the Company, the Surviving Entity or Parent to merge, amend or terminate any of the Employee Benefits Plans.

(g)          Neither the execution and delivery of this Agreement nor the consummation of the Transactions, either alone or in connection with any other event (whether contingent or otherwise), will result in a payment or benefit becoming due or payable to, or required to be provided to, any director, officer or employee of the Company under any Employee Benefits Plan or otherwise that will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(h)          The Company has not made any payments, and has not been and is not a party to any contract, agreement, or other arrangement, that, individually or collectively, could give rise to the payment of any amount that would be subject to withholding under Sections 409A, 457A or 4999 of the Code (whether directly under such Section or pursuant to Code Section 3401).

(i)           No director, officer, employee or service provider of or to the Company is, or could be, entitled to a gross-up, make-whole or other payment as a result of the imposition of Taxes under Sections 280G, 409A, 457A or 4999 of the Code pursuant to any agreement or arrangement with the Company any of its Affiliates.

33

Section 3.18         Labor Matters. (a) The Company is not party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Company, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage since the Company Inception Date; (c)  the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract, and there are no grievances outstanding against the Company under any such agreement or contract which could have a Company Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company which could have a Company Material Adverse Effect; (e) the Company is currently in compliance with and since the Company Inception date has at all times been in compliance with all applicable Laws relating to the employment and termination of labor, including those related to wages, hours, equal pay, worker’s compensation, unemployment compensation, occupational health and safety, immigration, payment of overtime and the classification of employees as overtime eligible and overtime exempt, civil rights, fair labor standards, employment practices, leaves of absence, vacation and paid time off, collective bargaining, and discrimination and harassment on the basis of race, age, sex, religion, color, national origin, disability, genetic information and other classifications protected by all such Laws; (f) the Company is currently in compliance with and since the Company Inception Date has at all times been in compliance with all applicable Laws relating to the payment, collection and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (g) the Company has paid in full and in a timely manner to all of its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (h) the Company has classified all individuals who perform services for them correctly under each Employee Benefits Plan and applicable Law as common law employees, independent contractors or leased employees; (i) the Company maintains copies of I-9 Employment Eligibility Verification Forms for all persons it has employed, including those persons it currently employs and is in compliance with the Immigration Reform and Control Act of 1986, as amended, respecting such current or former employees; (j) there are no claims, investigations, charges, grievances, arbitrations, suits or other actions that have been asserted or are now pending or threatened with respect to or relating to the Company’s employment or other engagement of any Persons currently or formerly employed by the Company, including, but not limited to, any claims with respect to wages, salary, severance pay, unlawful wage and hour practice, unlawful employment practice or overtime pay; (k) the employment of all current employees of the Company is terminable at will; (l) there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker’s compensation policy or long-term disability policy; (m) the Company has not implemented any plant closing or mass layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended (WARN Act), and no such action will be implemented prior to the Closing; (n) within the period beginning on the Company Inception Date and ending as of the date hereof, no employee or independent contractor of the Company has been in violation in any material respect of any employment contract, non-disclosure agreement or restrictive covenant to a former employer relating to the right of any such Person to be employed or retained by the Company; (o) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (p) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or threatened with respect to the Company; and (q) there is no charge of discrimination, harassment or retaliation in employment or employment practices, for any reason, including age, sex, race, religion, color, national origin, disability, genetic information or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any Person.

34

Section 3.19         Transactions with Affiliates. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there are no loans, leases, arrangements involving the reimbursement of non-business related expenses, or other Contracts or transactions between the Company and any present or former stockholder, director, officer, employee or independent contractor of the Company, or to the Knowledge of the Company, any member of such officer’s, director’s, employee’s, independent contractor’s or stockholder’s immediate family, or any Person controlled by such officer, director, employee, independent contractor or stockholder or his or her immediate family. To the knowledge of the Company, except as set forth in Section 3.19 of the Company Disclosure Schedule, no stockholder, director, officer, employee or independent contractor of the Company or any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

Section 3.20         Taxes.

(a)          The Company has filed all Tax Returns required to be filed, and each such Tax Return is true, correct and complete in all material respects and has been prepared in compliance with all applicable Laws. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid or will be paid prior to the Closing. All unpaid Taxes of the Company, whether or not yet due and payable and whether or not shown or required to be shown on a Tax Return, have been fully recorded as a Liability or otherwise reserved for on the Company Financial Statements. There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets or property of the Company.

(b)          Section 3.20(b) of the Company Disclosure Schedule lists all federal, state, and foreign Tax Returns filed by or with respect to the Company for taxable periods ended on or after the Company Inception Date, indicates the Tax Returns of the Company for any period that have been audited, and indicates the Tax Returns of the Company that currently are the subject of audit or other Tax controversy. Since the Company Inception Date, the Company has not received from any Taxing Authority any (i) written notice indicating an intent to open an audit or other review of any Taxes or Tax Returns of the Company, (ii) written request for information related to Taxes or Tax Returns of the Company, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed against the Company by any Taxing Authority.

35

(c)          The Company has not, and no predecessor in interest to the Company has, ever been an entity organized under the laws of any jurisdiction outside of the United States. The Company is not (nor has it ever been) a party to or bound by any Tax allocation or sharing agreement (other than pursuant to the customary provisions of an agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes, such as leases, licenses or credit agreements). The Company has not (i) been a member of an Affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was the Company), and (ii) had, and does not have any, liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor. The Company is not (nor has it ever been) a party to any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(d)          The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No written claim has ever been made and delivered to the Company by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction or that the Company must file Tax Returns in such jurisdiction.

(e)          The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(f)          Since the Company Inception Date, the Company has not been a “distribution corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

(g)          The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS, and no pending request for permission to change any accounting method has been submitted by the Company. The Company will not be required to include in any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of: (i) a “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or before the day of the Effective Time; (ii) an intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iii) an installment sale or open transaction disposition made on or prior to the day of the Effective Time; (iv) a prepaid amount received on or prior to the date of the Effective Time; or (v) a change in method of accounting or use of an improper method of accounting for any taxable period ending on or prior to the day of the Effective Time. The Company has not made an election under Section 108(i) of the Code with respect to income from the discharge of indebtedness.

36

(h)          The Company does not (i) own, directly or indirectly, any interest in any Person that is organized outside of the United States, or (ii) have or have ever had a permanent establishment (within the meaning of an applicable Tax treaty) or any office or other fixed place of business in any country other than the United States.

(i)           The Company has conducted all aspects of its business in accordance in all material respects with the terms and conditions of all Tax rulings, Tax concessions and Tax holidays that were provided by any relevant Taxing Authority.

Section 3.21         Insurance. The Company has in full force and effect adequate insurance policies with coverages customary for similarly situated companies in the same or similar industries and as required by applicable Law. Since the Company Inception Date, the Company has not received any written notice from any insurance company of any (a) premature cancellation or invalidation of any material insurance policy held by the Company (except with respect to policies that have been replaced with similar policies), (b) refusal of any coverage or rejection of any material claim under any material insurance policy held by the Company or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy held by the Company, except for notices that have been withdrawn or are no longer pending. As of the date of this Agreement, there is no pending material claim by the Company under any insurance policy held by the Company.

Section 3.22         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.23         Disclosure. No representation or warranty made by the Company in this Article III, including the Company Disclosure Schedule, contains any untrue statement of a material fact or omits to state any material fact necessary to make any of them, in light of the circumstances under which they were made, not misleading.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Schedule (it being understood and agreed that (other than with respect to Fundamental Representations and representations and warranties set forth in Sections 4.07, 4.09(a), and 4.11, which matters only shall be disclosed by specific disclosure in the respective corresponding numbered section of the Parent Disclosure Schedule), information disclosed in any section of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to any representation or warrant in any other section of the Parent Disclosure Schedule only to the extent its relevance to such representation and warranty in such other section is reasonably and readily apparent solely from the text of such disclosure made without review of any referenced material), Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made only as such date), as follows:

37

Section 4.01         Organization, Authority and Qualification.

(a)          Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing does not currently have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)          The only votes of the holders of any class or series of capital stock of Parent required in connection with the Transactions is the Parent Stockholder Approval.

(c)          Parent does not have, nor has it had since the Parent Lookback Date, any Subsidiaries (other than Merger Sub).

Section 4.02         Capitalization.

(a)          The authorized capital stock of Parent consists of (a) 50,000,000 shares of Parent Common Stock, of which, as of the date immediately prior to this Agreement, 23,396,259 shares were issued and outstanding, and (b) 5,000,000 shares of Series A Preferred Stock, $0.001 par value per share, of which 220,000 shares are designated as Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”). As of the date of this Agreement, there were no shares of the Series A Preferred Stock issued or outstanding. As the date of this Agreement, there are no shares of Parent Common Stock held by Parent in its treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, other than 4,759,337 shares of Parent Common Stock reserved for issuance pursuant to warrants and under the Parent Stock Plan, Parent has no shares of Parent Common Stock reserved for issuance. Upon the issuance of any shares of Parent Common Stock that may be issued prior to the Effective Time, such shares of Parent Common Stock will be when issued duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, (i) there are 2,662,225 Parent Options, (ii) there are 792,137 warrants to purchase Parent Common Stock outstanding and (ii) 443,750 shares of Restricted Stock are outstanding, all of which such shares of Restricted Stock are included in the amount of issued and outstanding shares of Parent Common Stock set forth in the foregoing clause (a). Except as set forth above, there are no (A) preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire from Parent or that obligate Parent to issue or sell, any shares of capital stock or other securities of Parent; (B) securities or obligations convertible or exchangeable into or exercisable for, or giving to any Person a right to subscribe for or acquire, any securities of Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding; (C) shares of capital stock or other voting securities of or ownership interests in Parent authorized, issued or outstanding; or (D) performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other securities of Parent authorized, issued or outstanding (the items in clauses (A) through (D) being referred to collectively as, with respect to Parent, the “Parent Securities”). There are no outstanding contractual obligations of Parent of any kind to redeem, purchase or otherwise acquire any Parent Securities. Other than the Parent Common Stock, there are no outstanding securities of Parent having the right to vote (or, other than the outstanding Parent Options, convertible into or exchangeable for, securities having the right to vote) on any matters on which Parent stockholders may vote.

38

(b)          Parent does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person other than Merger Sub.

Section 4.03         Authority and Noncontravention.

(a)          Parent has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Parent Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by Parent and Merger Sub under this Agreement, and the consummation of the Transactions, have been duly authorized and approved by the board of directors of Parent and Merger Sub, and except for obtaining the Parent Stockholder Approval, no other corporate action on the part of Parent is necessary to authorize the execution and delivery of and performance by Parent under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

(b)          Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Transactions, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) assuming the Parent Stockholder Approval is obtained, conflict with or violate any provision of the Governing Documents of Parent or Merger Sub, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 4.05 and the Parent Stockholder Approval are obtained (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 4.05 are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to Parent or Merger Sub or (iii) require any consent or any other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, any terms, conditions or provisions of any Contract by which Parent is bound, which in each case would result in a Parent Material Adverse Effect.

39

Section 4.04         Governmental Consents and Approvals. Except for, (a) the filing with the SEC of a proxy statement relating to the Parent Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of NASDAQ, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (c) any notices or filings to be made to or with the FDA or any other Governmental Entity with respect to the change in status, beneficial ownership or identity of the holder of any NDA, IND, or other filing, application, approval, clearance, or authorization filed with, submitted to, or granted by the FDA or any other Governmental Entity with respect to any of the Parent Products, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the Transactions, other than as do not currently have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05         SEC Filings; Financial Information; Books and Records.

(a)          Parent has delivered or made available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed or furnished by Parent with the SEC since January 1, 2011 (the “Parent SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. Except as set forth in Section 4.05(a) of the Parent Disclosure Schedule, all material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, to Parent’s Knowledge, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply in all material respects as to form and content with all applicable Laws.

(b)          The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present (subject in the case of unaudited financial statements to normal and recurring year-end audit adjustments) in all material respects the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows of Parent for the periods covered thereby.

40

(c)          To the Knowledge of Parent, Parent’s auditor has at all times since January 1, 2012 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

(d)          From January 1, 2013, through the date hereof, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from The NASDAQ Stock Market or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on the NASDAQ Capital Market, other than such documents that can be obtained on the SEC’s website at www.sec.gov.

Section 4.06         Absence of Undisclosed Liabilities. There are no material Liabilities of Parent or Merger Sub, other than Liabilities (a) reflected or reserved against on the Parent Financial Statements, or (b) set forth in Section 4.06 of the Parent Disclosure Schedule. As of the date of this Agreement, Parent has no material Indebtedness for borrowed money. Except as disclosed in the Parent SEC Documents, Parent has never effected or otherwise been involved in any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(iii) of Regulation S-K under the Exchange Act).

Section 4.07         Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 2013, Parent has conducted its operations in the ordinary course and consistent with past practice and there has not been or occurred any condition, change, event, occurrence or effect that has, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.08         Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Proceeding against or, to the Knowledge of Parent, any investigation, informal inquiry or request for documents specifically relating to, Parent or Merger Sub or any of the assets or operations of Parent or Merger Sub or, to the Knowledge of Parent, any of their present or former directors, officer or employees (in each case, in their capacity as such), nor is there any Judgment imposed or binding upon Parent or Merger Sub, in each case, by or before any Governmental Entity or arbitrator, that has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Transactions. There are no material internal investigations or internal inquiries that, since the Parent Lookback Date, have been conducted by or at the direction of the board of directors of Parent or Merger Sub (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues.

Section 4.09         Compliance with Laws.

(a)          Parent and Merger Sub are, and in the case of Parent, since the Parent Lookback Date Parent has been, in compliance in all material respects with all Laws applicable to Parent or Merger Sub, any of its properties or other assets or any of its businesses or operations.

41

(b)          To the Knowledge of Parent, Parent has not: (i) used any funds for unlawful contributions, gifts or entertainment, or for other unlawful expenses, related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977.

(c)          Since the Parent Lookback Date, except as described in the Parent SEC Documents, Parent has not (i) received any written notice from any Governmental Entity regarding any material violation by Parent of any Law or (ii) filed with or otherwise provided to any Governmental Entity any written notice regarding any material violation by Parent of any Law, except in each case, any written notices regarding any violations that would not reasonably be expected to result in a Parent Material Adverse Effect.

Section 4.10         Regulatory Matters. Parent has not, nor to the Knowledge of Parent has, any current officer of Parent, made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed any act, made any statement, or failed to make any statement, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke the FDA Ethics Policy. Parent is not the subject of any pending or, to the Knowledge of Parent, threatened investigation in respect of any Parent employee, officer or agent by the FDA pursuant to the FDA Ethics Policy. Parent has not nor, to the Knowledge of Parent, any of its officers has, been debarred, suspended or excluded under 21 U.S.C. Section 335a or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion under 21 U.S.C. Section 335a, or any similar laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of any Governmental Entity. As of the date hereof, no Legal Proceedings that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the Knowledge of Parent, threatened against Parent or any of its officers, consultants, employees or agents. Parent is not enrolled as a supplier or provider under Medicare, Medicaid, or any other governmental health care program or third party payment program or a party to any participation agreement for payment by any such governmental health care program and third party payment program.

Section 4.11         Assets. Parent has valid title to or leasehold interest in all assets material to its business, free and clear of Encumbrances, except for Permitted Encumbrances. All equipment included in such properties which is necessary to the business of Parent is in good condition and repair (ordinary wear and tear excepted). The property and assets of Parent are sufficient for the conduct of its business as presently conducted.

Section 4.12         Transactions with Affiliates. Except as set forth in in the Parent SEC Documents, there are no loans, leases, arrangements involving the reimbursement of non-business related expenses, or other Contracts or transactions between Parent and any present or former stockholder, director, officer, employee or independent contractor of Parent, or to the Knowledge of Parent, any member of such officer’s, director’s, employee’s, independent contractor’s or stockholder’s immediate family, or any Person controlled by such officer, director, employee, independent contractor or stockholder or his or her immediate family. To the knowledge of Parent, except as set forth in the Parent SEC Documents, no stockholder, director, officer, employee or independent contractor of Parent or any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of Parent, or any organization which has a material contract or arrangement with Parent.

42

Section 4.13         Insurance. Parent has in full force and effect adequate insurance policies with coverages customary for similarly situated companies in the same or similar industries and as required by applicable Law. Since the Parent Lookback Date, Parent has not received any written notice from any insurance company of any (a) premature cancellation or invalidation of any material insurance policy held by Parent (except with respect to policies that have been replaced with similar policies), (b) refusal of any coverage or rejection of any material claim under any material insurance policy held by Parent or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy held by Parent, except for notices that have been withdrawn or are no longer pending, in each case other than any such cancellation, invalidation, refusal or coverage, rejection of a claim or adjustment that would reasonably be expected to result in a Parent Material Adverse Effect. As of the date of this Agreement, there is no pending material claim by Parent under any insurance policy held by Parent.

Section 4.14         Brokers. Except for Torreya Capital, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. At the Effective Time, Parent will issue a warrant to purchase 694,575 shares of Parent Common Stock to Torreya Capital.

Section 4.15         Disclosure. No representation or warranty made by Parent in this Article IV, contains any untrue statement of a material fact or omits to state any material fact necessary to make any of them, in light of the circumstances under which they were made, not misleading.

Section 4.16         Controls and Procedures, Certifications and Other Matters Relating to the Sarbanes-Oxley Act.

(a)          Parent maintains internal control over financial reporting that provides assurance that (i) records are maintained in reasonable detail and accurately and fairly reflect the transactions and dispositions of Parent’s assets, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Parent Financial Statements and to maintain accountability for Parent’s assets.

(b)          Parent maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to provide reasonable assurance that material information concerning Parent is made known on a timely basis to management.

(c)          Neither Parent nor, to the Knowledge of Parent, any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or manner of filing or submission of any Parent SEC Document, including without limitation the Certifications.

(d)          Since January 1, 2010, Parent has not extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of Parent.

43

Section 4.17         Valid Issuance. The shares of Parent Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, have been duly authorized, and be validly issued, fully paid and non-assessable. The Parent Common Stock that, effective upon the Closing, will be issuable upon exercise of Company Options assumed in connection with the Transactions pursuant to Section 5.12 hereof will have been duly authorized and reserved for issuance.

Article V

COVENANTS

Section 5.01         Conduct of Business.

(a)          Except as expressly permitted or required by this Agreement, as required by applicable Law or as set forth in Section 5.01(a) of the Company Disclosure Schedule (provided that no information disclosed in any section or subsection of the Company Disclosure Schedule other than Section 5.01(a) thereof will be deemed disclosed under Section 5.01(a) thereof), during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents in writing, the Company shall (i) conduct its businesses only in the ordinary course of business and (ii) use reasonable best efforts to (A) maintain and preserve intact its present lines of business and goodwill associated therewith, (B) maintain in effect all of its material foreign, federal, state and local Company Permits, (C) maintain its rights and franchises and preserve satisfactory relationships with Governmental Entities and employees and material customers, suppliers, distributors, contractors, creditors, licensors, licensees and others having material business relationships with the Company, (D) keep available the services of its present directors, officers, employees and consultants and (E) comply in all material respects with all applicable Laws and the requirements of all Company Material Contracts. Without limiting the generality of the foregoing, except as set forth in Section 5.01(a) of the Company Disclosure Schedule or as expressly permitted or required by this Agreement or as required by applicable Law, the Company shall not directly or indirectly do any of the following without the prior written consent of Parent:

(i)          issue, sell or grant, or authorize the issuance, sale or grant of, any Company Securities;

(ii)         redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any Company Securities;

(iii)        (A) declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, (whether in cash, stock, property or any combination thereof) any shares of its capital stock or (B) adjust, split, combine, subdivide or reclassify any shares of its capital stock;

(iv)        incur, create, assume, suffer to exist or otherwise become liable with respect to any Indebtedness;

(v)         make any loans, advances or capital contributions to, or investments in, any other Person;

44

(vi)        sell, lease, license or otherwise transfer, abandon or permit to lapse, or create or incur any Encumbrance on (A) any Company Intellectual Property or (B) any of its properties, securities, interests, businesses or assets, except (x) as required to be effected prior to the Effective Time pursuant to Contracts in force on the date of this Agreement, or (y) dispositions of inventory, equipment or other assets that are no longer used or useful in the conduct of the business of the Company;

(vii)       make any capital expenditures or incur any obligations or liabilities in respect thereof in an amount in excess of $10,000 in the aggregate;

(viii)      make any expenditures or incur any Liabilities other than those set forth in the Company budget attached hereto as Exhibit C;

(ix)         make any acquisition (including by merger, consolidation, acquisition of stock or assets or otherwise) of any material portion of the assets or business or business division of any other Person;

(x)          except as required to ensure that an Employee Benefits Plan is in compliance with applicable Law or to comply with the terms of an Employee Benefits Plan or other employee benefit plans or arrangements in effect on the date of this Agreement, or except as required by Law, (A) increase in any material respect the compensation, bonuses, fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any of the directors, officers, employees, former employees or consultants of the Company, except, in the case of employees that are not officers or members of the Company board of directors, increases in salaries, wages and benefits of employees made in the ordinary course of business; (B) except as contemplated by this Agreement, adopt, enter into, terminate or amend any Employee Benefits Plan, or any plan or program that would be an Employee Benefits Plan if it were in existence on the date hereof; (C) grant any severance or termination benefits to any director, officer, employee, former employee or consultant of the Company, except in the ordinary course of business with respect to an employee or independent contractor who is not a member of the Company board of directors or an executive officer of the Company; (D) grant or pay any change of control, severance, retention or termination compensation or benefits to, or increase in any manner the change of control, severance or termination compensation or benefits of, any director, officer, employee, former employee or consultant of the Company; (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Employee Benefits Plan, except as provided in this Agreement; (F) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Employee Benefits Plan or change the manner in which contributions to any Employee Benefits Plan are made or the basis on which such contributions are determined; (G) hire any officer or other employee, except to the extent necessary to (x) replace an officer or employee that has departed the Company following the date of this Agreement; provided that such replacement officer or employee is not entitled to receive annual aggregate compensation greater than the most recent annual compensation of his or her predecessor, or (y) retain any independent contractor to fulfill an essential function and only on commercially reasonable terms permitting termination without penalty upon 30 days’ notice or less; (H) terminate the employment of any director, officer, employee or consultant of the Company, except in the ordinary course of business; or (I) induce or attempt to induce any director, officer, employee or consultant of the Company, whether directly or indirectly, to terminate his or her employment;

45

(xi)         (A) adopt, enter into, terminate or amend any Company Stock Plan, except as required by Law; or (B) grant any awards under any Company Stock Plan;

(xii)        make any change to its methods of accounting, except as required by GAAP, as required by a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization) or as required by applicable Law;

(xiii)       except as required by applicable Law, make or change any material Tax election that is inconsistent with the Company’s past practice, change any material annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns, enter into any closing agreement with respect to a material Tax, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other material reduction in Tax liability;

(xiv)      settle, or offer or propose to settle, any Legal Proceeding (except with respect to immaterial routine matters in the ordinary course of business consistent with past practice);

(xv)       (A) amend or modify in any material respect or terminate any Company Material Contract or waive, release or assign any material rights under a Company Material Contract or (B) except in the ordinary course of business, enter into any Contract that would, if entered into prior to the date hereof, be a Company Material Contract;

(xvi)      amend the Governing Documents of the Company;

(xvii)     form any Subsidiary;

(xviii)    adopt a plan or agreement of complete or partial liquidation or dissolution or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

(xix)       take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by Parent or any of its Subsidiaries of the Transactions;

(xx)        conduct any research or development activities, including the conduct of any clinical trial or study, except for research and development activities related to the Company Products as of the date hereof;

(xxi)       engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Section 5.01; or

46

(xxii)      agree, resolve or commit to take any of the foregoing actions.

(b)          Except as expressly permitted or required by this Agreement, as required by applicable Law or as set forth in Section 5.01(b) of the Parent Disclosure Schedule (provided that no information disclosed in any section or subsection of the Company Disclosure Schedule other than Section 5.01(b) thereof will be deemed disclosed under Section 5.01(b) thereof), during the period from the date of this Agreement until the Effective Time, unless the Company otherwise consents in writing, Parent shall (i) conduct its businesses only in the ordinary course of business and (ii) use reasonable best efforts to (A) maintain and preserve intact its present lines of business and goodwill associated therewith, (B) maintain in effect all of its material foreign, federal, state and local Permits, (C) maintain its rights and franchises and preserve satisfactory relationships with Governmental Entities and employees and material customers, suppliers, distributors, contractors, creditors, licensors, licensees and others having material business relationships with Parent, (D) keep available the services of its present directors and executive officers and (E) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, except as set forth in Section 5.01(b) of the Parent Disclosure Schedule or as expressly permitted or required by this Agreement or as required by applicable Law, Parent shall not directly or indirectly do any of the following without the prior written consent of the Company:

(i)          issue, sell or grant, or authorize the issuance, sale or grant of, any Parent Securities;

(ii)         redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any Parent Securities;

(iii)        incur, create, assume, suffer to exist or otherwise become liable with respect to any Indebtedness for borrowed money;

(iv)        amend or modify any Contract by which Parent is bound in a manner that would result in a Parent Material Adverse Effect;

(v)         amend the Governing Documents of Parent in a manner that would result in a Parent Material Adverse Effect; provided, that Parent may cause its certificate of incorporation to be amended in connection with a reverse split of the outstanding Parent Common Stock and a change of Parent’s name to “Assembly Biosciences, Inc.” as contemplated in the Proxy Statement with respect to the Parent Stockholder Matters;

(vi)        form any Subsidiary;

(vii)       adopt a plan or agreement of complete or partial liquidation or dissolution or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent;

47

(viii)      take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Transactions;

(ix)         conduct any research or development activities, including the conduct of any clinical trial or study, except for research and development activities related to the Parent Products as of the date hereof;

(x)          engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Section 5.01; or

(xi)         agree, resolve or commit to take any of the foregoing actions.

Section 5.02         Company Stockholder Approval. The Company shall obtain the Company Stockholder Approval promptly after the date hereof.

Section 5.03         Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, from the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company on the one hand and Parent on the other hand shall, and shall direct and use their respective reasonable best efforts to cause their Representatives to, (i) afford to each other and their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to their books, Contracts, records, officers, employees, agents, properties, facilities and other assets, (ii) furnish promptly to each other and their respective Representatives such financial and operating data and such other information concerning their business and properties as such Persons may reasonably request, and (iii) instruct their Representatives to cooperate with any investigation of a party to this Agreement; provided that all such parties and their respective Affiliates and Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the other party. Until the Effective Time, the information provided will be subject to the terms of the confidentiality letter agreement, dated as of March 11, 2014 between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), and, without limiting the generality of the foregoing, the parties shall not, and shall cause their respective Representatives not to, use such information for any purpose unrelated to the consummation of the Merger and the other Transactions.

48

Section 5.04         Preparation of the Proxy Statement; Stockholders Meeting.

(a)          As promptly as reasonably practicable following the date of this Agreement (and in any event within five (5) Business Days after the date hereof), Parent shall prepare and file with the SEC the Proxy Statement, and the Company shall cooperate with Parent with the preparation of the foregoing. Parent, with the Company’s cooperation, shall use its reasonable best efforts to respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Proxy Statement as soon as practicable following the date of filing. Parent will use its reasonable best efforts to (i) cause the Proxy Statement to be mailed to Parent’s stockholders, in each case as promptly as practicable after the SEC confirms that it has no further comments on the Proxy Statement and (ii) ensure that the Proxy Statement, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act. The Company shall cooperate with Parent in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to Parent in writing upon request any and all information relating to the Company as may be required to be set forth in the Proxy Statement under applicable Law. The Company agrees that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any information relating to the Company or its Affiliates, officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent so that it may file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such amendment or supplement to the stockholders of Parent.

(b)          Parent shall, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement or that Parent may commence mailing the Proxy Statement for the purpose of voting on (i) the approval of the issuance of the Common Stock Consideration to comply with NASDAQ Rule 5635(a), and (ii) the election of seven (7) directors to Parent’s board of directors, three of which are Company Designated Directors (clause (i) and (ii) of this Section 5.04(b), the “Parent Stockholder Matters”), in each case, in accordance with applicable Law, Parent’s Governing Documents and the NASDAQ rules, duly give notice of, convene and hold a meeting of its stockholders to consider the adoption of the Parent Stockholder Matters and such other matters as may be then legally required (including any adjournment or postponement thereof, the “Parent Stockholders Meeting”). Any adjournment, delay or postponement of the Parent Stockholders Meeting shall require the prior written consent of the Company; provided, however, that Parent may, without the consent of the Company, adjourn, delay or postpone the Parent Stockholders Meeting (A) if the board of directors of Parent reasonably believes that such adjournment, delay or postponement is in the best interests of its stockholders, (B) due to the absence of a quorum, (C) to allow reasonable additional time for any supplemental or amended disclosure which Parent has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Stockholders Meeting or (D) to allow additional solicitation of votes in order to obtain the Parent Stockholder Approval.

Section 5.05         No Shop. Between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Company and its Affiliates on one hand and Parent, Merger Sub and their Affiliates on the other hand shall not, and shall take all necessary actions to ensure that none of their respective Representatives shall, (a) solicit, initiate, consider, encourage or accept any proposal or offer that constitutes an Acquisition Proposal or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage the submission of, any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

49

Section 5.06         Consents. The Company shall obtain all necessary consents, waivers and approvals of any parties to any Contracts and/or Company Permits, and give all necessary notices to such parties, as are required thereunder in connection with the Merger or for any such Contracts or Company Permits to remain in full force and effect, all of which are required to be listed in Section 5.06 of the Company Disclosure Schedule so as to preserve all rights of, and benefits to, the Company under such Contract or Permit from and after the Effective Time. Such consents, waivers, approvals and notices of the Company shall be in a form reasonably acceptable to Parent. Parent shall obtain all necessary consents, waivers and approvals of any parties to any Contracts and/or Permits held by Parent, and give all necessary notices to such parties, as are required thereunder in connection with the Merger, except, in each case, as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07         Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, to cause all conditions to the obligations of the other parties hereto to effect the Merger to occur, to obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that no party to this Agreement shall be required to agree to (a) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of capital stock or of any business, assets or properties of such party, its subsidiaries or Affiliates, (b) the imposition of any limitation on the ability of such party, its subsidiaries or Affiliates to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (c) the imposition of any impediment on such party, its subsidiaries or Affiliates under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices. Nothing herein shall require Parent or the Company to litigate with any Governmental Entity.

Section 5.08         Affiliate Arrangements. Notwithstanding any other provision of this Agreement to the contrary, other than this Agreement, the Employment Agreements and as otherwise explicitly provided herein and therein, as of the Effective Time, all services, commitments, agreements or other arrangements that existed prior to the Effective Time between any Seller or any Affiliate of such Seller (other than the Company) and the Company shall cease or be terminated (including such services, commitments, agreements or other arrangements with Sellers or any Affiliates of Sellers solely in their capacity as employees of the Company).

50

Section 5.09         Employment Arrangements. The Company shall cause each employment agreement or other arrangement listed on Section 5.09 of the Company Disclosure Schedule to be terminated at or prior to the Effective Time, and Parent shall enter into the Employment Agreements.

Section 5.10         Listing. Parent shall use its commercially reasonable efforts to maintain its existing listing on the NASDAQ Capital Market and to cause the shares of Parent Common Stock issued as Merger Consideration to be approved for listing on the NASDAQ Capital Market at or within a reasonable period of time after the Effective Time.

Section 5.11         Directors and Officers. Subject to any Laws and required stockholder votes, at and immediately after the Effective Time, Parent shall cause (a) the initial directors on the board of directors of Parent to be Mark Auerbach, Russell H. Ellison, Myron Z. Holubiak, Anthony Altig, Derek Small, Richard DiMarchi and William Ringo until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, and (b) the officers of Parent to be Russell H. Ellison, David Barrett, Derek Small, Lee Arnold and Uri A. Lopatin.

Section 5.12         Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with its terms (as in effect as of immediately prior to the Effective Time). All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Option, as in effect immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing (A) the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Company Option, such Company Option assumed by Parent in accordance with this Section 5.12 shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (B) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of Company’s board of directors or any committee thereof with respect to each Company Option assumed by Parent. Notwithstanding anything to the contrary in this Section 5.12, the conversion of each Company Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Parent Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of a Company Option shall not constitute a “modification” of such Company Option for purposes of Section 409A or Section 424 of the Code.

51

Section 5.13         Indemnification of Officers and Directors.

(a)          From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Entity to, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Parent or the Company (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including fees and disbursements of legal counsel, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Entity, jointly and severally, upon receipt by Parent or the Surviving Entity from the D&O Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, other applicable Law or the Company Governing Documents, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b)          The certificate of incorporation and bylaws of each of Parent shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Entity to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company than are presently set forth in the certificate of incorporation and bylaws of the Company which provisions shall not be amended, modified or repealed for a period of six years’ time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of the Company.

(c)          For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies (accurate and complete copies of which have been previously made available to Parent) of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof maintained by the Company only with respect to matters arising on or before the Effective Time either through the Company’s existing insurance provider or another provider reasonably selected by Parent; provided, however, that, Parent may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters arising on or before the Effective Time, provided, further, that Parent shall not be required to pay annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase for such six-year period as much coverage as reasonably practicable for such amount. In lieu of the foregoing insurance coverage, at or prior to the Effective Time, the Company shall have the option to cause coverage to be extended through the purchase of “tail” insurance coverage at an aggregate cost no greater than 200% of the last annual premium paid by the Company prior to the date hereof in respect of such coverage. If such “tail” coverage has been obtained at or prior to the Effective Time, Parent shall, and shall cause the Surviving Entity to, cause such coverage to remain in full force and effect for its full term, and continue to honor the obligations thereunder.

52

(d)          Parent shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.13 in connection with their enforcement of their rights provided in this Section 5.13 but only if and to the extent that such persons are successful on the merits of such enforcement action.

(e)          The provisions of this Section 5.13 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(f)          In the event Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 5.13.

Section 5.14         Tax Matters.

(a)          Parent shall prepare and timely file (or cause the Surviving Entity to prepare and timely file) all Tax Returns of the Company that are required to be filed after the Closing Date relating to a Tax period of the Company ending on or prior to the Closing Date or a Tax period of the Company beginning before and ending after the Closing Date. All such Tax Returns shall be prepared in a manner that is consistent with the past custom and practice of the Company, except as required under applicable Law.

(b)          Each of the parties hereto agree to use reasonable best efforts not to take any action (or fail to take any action), either prior to or following the Closing that would prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties hereto shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent intends to continue the historic business of the Company after the Closing or use at least a significant portion of the Company’s historic business assets in a business within Parent’s “qualified group” (as defined in Treasury Regulations Section 1.368-1(d)(4)(ii)).  Parent has no present plan or intention to sell, transfer or otherwise dispose of any of the Surviving Entity’s capital stock following the Merger, and Parent has no present plan or intention to cause the Surviving Entity to issue additional capital stock or other equity interests in the Surviving Entity following the Merger, that in either case would result in Parent’s not having “control” of the Surviving Entity within the meaning of Section 368(c) of the Code.  Neither Parent nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Parent has any plan or intention to redeem or reacquire, either directly or indirectly, any of the Parent Common Shares issued to the Sellers in the Merger specifically.

53

Section 5.15         R&W Insurance. Parent shall use its reasonable best efforts to purchase the R&W Insurance Policy, on terms and conditions that are commercially reasonable based on the Merger, the other Transactions and coverage, and the Company shall, and shall cause Sellers to, reasonably cooperate with Parent and the R&W Insurer and any of their respective Affiliates or Representatives in connection with the issuance of the R&W Insurance Policy, including, but not limited to, providing all documents and information reasonably requested by the R&W Insurer, its Affiliates or any of its or their respective Representatives or required for the issuance of the R&W Insurance Policy.

Article VI

CONDITIONS TO THE MERGER

Section 6.01         Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a)          Each of the Company Stockholder Approval and Parent Stockholder Approval shall have been obtained.

(b)          No Governmental Order or any other Law shall have been adopted, issued, enacted, promulgated, enforced or entered by any Governmental Entity that remains in effect and which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other Transactions.

(c)          Parent and the Persons listed on Exhibit A attached hereto shall have executed the Employment Agreements.

(d)          The existing shares of Parent Common Stock shall have been continually listed on the NASDAQ Capital Market as of and from the date of this Agreement through the Closing Date, and Parent shall have applied to cause the shares of Parent Common Stock issued as Merger Consideration to be approved for listing on the NASDAQ Capital Market.

(e)          The R&W Insurance Policy shall be issued and in full force and effect.

Section 6.02         Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment of, or the waiver by the Company, to the extent permitted by applicable Law, on or prior to the Effective Time of, the following conditions:

54

(a)          (i) The representations and warranties of Parent set forth in Section 4.02 and Section 4.12 shall be true and correct in all respects (other than de minimis exceptions) as of the date of this Agreement and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, (ii) the representations and warranties of Parent set forth in Section 4.01 and Section 4.03 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (except to the extent that such representations and warranties expressly speak as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) the other representations and warranties of Parent contained in this Agreement or in any certificate or other writing delivered by Parent pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iii) only, where the failure to be true and correct would not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)          Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)          There shall not have occurred and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(d)          Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(c) have been satisfied.

(e)          Parent shall have Cash at Closing of at least $20,000,000.

Section 6.03         Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the fulfillment of, or the waiver by Parent on or prior to the Effective Time of, the following conditions:

(a)          (i) The representations and warranties of the Company set forth in Section 3.02 and Section 3.22 shall be true and correct in all respects (other than de minimis exceptions) as of the date of this Agreement and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, (ii) the representations and warranties of the Company set forth in Section 3.01 and Section 3.04 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (except to the extent that such representations and warranties expressly speak as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) the other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iii) only, where the failure to be true and correct would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

55

(b)          The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)          There shall not have occurred and be continuing any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d)          The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.03(a), 6.03(b) and 6.03(c) have been satisfied.

(e)          The Company shall have terminated each of the Contracts listed on Section 6.03(f) of the Company Disclosure Schedule.

(f)          The Company shall have delivered an executed affidavit, dated not more than thirty (30) days prior to the Closing Date, in accordance with Code Section 1445(b)(3) and Treasury Regulations Section 1.1445-2 and in form and substance reasonably satisfactory to Parent, which statement certifies that the Company is not a United States real property holding corporation.

(g)          No more than five percent (5%) of issued and outstanding shares of Company Common Stock and Restricted Stock, in the aggregate, shall be Dissenting Shares.

(h)          The Company shall have delivered a certified Company Certificate of Incorporation as of a recent date by the Secretary of State of the State of Delaware.

(i)          The Company shall have delivered a certificate issued by the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing.

(j)          The Company Notes shall have been converted to Company Common Stock.

Section 6.04         Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s willful and material breach of any provision of this Agreement or the willful and material breach of its obligation to use its reasonable best efforts to consummate the Merger and the other Transactions. For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act by an officer or other senior executive of the applicable party, which act or failure to act constitutes in and of itself a material breach of this Agreement, and which breach was the conscious object of the act or failure to act.

56

Article VII

TERMINATION

Section 7.01         Termination. Subject to Section 7.02, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

(a)          by mutual written consent of the Company and Parent;

(b)          by either the Company or Parent, if the Merger has not been consummated by August 15, 2014, or such other date, if any, as the Company and Parent shall agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose breach under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c)          by either the Company or Parent, if any Judgment, statute, Law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 7.01(b) shall be in effect and shall have become final and non-appealable;

(d)          by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) and (ii) is incapable of being cured or has not been cured by Parent within thirty (30) calendar days after written notice has been given by the Company to Parent of such breach or failure to perform;

(e)          by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or (b) and (ii) is incapable of being cured or has not been cured by the Company within thirty (30) calendar days after written notice has been given by Parent to the Company of such breach or failure to perform;

(f)          by the Company (at any time prior to Parent obtaining Parent Stockholder Approval) if a Parent Triggering Event shall have occurred; or

(g)          by Parent (at any time prior to Parent obtaining Parent Stockholder Approval) if a Company Triggering Event shall have occurred.

The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

57

Section 7.02         Effect of Termination. Upon the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become null and void except for Article VIII, which shall survive such termination; provided that nothing herein shall relieve any party from liability for any willful or intentional breach of a covenant of this Agreement prior to such termination. In addition, the Confidentiality Agreement shall not be affected by the termination of this Agreement

Article VIII

MISCELLANEOUS

Section 8.01         Entire Agreement; Assignment. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the annexes and exhibits hereto, together with the other instruments referred to therein, including the Employment Agreements (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by any party hereto (whether by operation of law or otherwise), other than with the prior written consent of Parent, Merger Sub and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.01 shall be void.

Section 8.02         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (followed by overnight courier), E-mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

If to Parent or Merger Sub, to:

Ventrus Biosciences, Inc.

99 Hudson Street, 5th Floor

New York, NY 10013

Attention: Russell H. Ellison

Facsimile: (646) 224-8199

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim

Facsimile: (919) 781-4865

If to the Company, to:

Assembly Pharmaceuticals, Inc.

953 Indiana Street

San Francisco, CA 94103

Attention: Derek Small, Executive Chairman

58

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention: Mitchell S. Bloom

Facsimile: (617) 523-1231

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.03         Public Announcements. No party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of Parent and the Company, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication, (a) unless, in the reasonable opinion of counsel, such communication is required by applicable Law, in which case the parties hereto shall use their reasonable best efforts to allow Parent to review such press release, announcement or communication prior to its issuance, distribution or publication, (b) except for disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Transactions or thereby or (c) except for disclosure made in connection with the Proxy Statement or the Parent Stockholder Meeting or otherwise required by the Securities Act, the Exchange Act or the rules of NASDAQ.

Section 8.04         Governing Law; Jurisdiction.

(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)          Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

59

(c)          Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 8.04 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in Section 8.02. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 8.05         Fees and Expenses. Except as otherwise set forth in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party hereto incurring such fees or expenses; provided that in the event that the Parent Stockholder Approval is not obtained, Parent shall pay the reasonable, out-of-pocket legal fees and expenses of the Company incurred in connection with this Agreement and the Transactions in an amount not to exceed $250,000.

Section 8.06         Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger and Reorganization together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

Section 8.07         Exhibits and Schedules. All Exhibits and Schedules or other documents expressly referenced in this Agreement are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item disclosed on any Schedule referenced by a particular representation and warranty in this Agreement shall be deemed to have been disclosed with respect to other representations and warranties in this Agreement to the extent such item is disclosed in a way as to make its relevance to such other representations and warranties reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

60

Section 8.08         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09         Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.10         Amendment. Prior to the Effective Time, subject to applicable Law (including the DGCL) and Section 8.11, this Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Parent, Merger Sub and the Company. After the Effective Time, subject to applicable Law (including the DGCL), this Agreement may be amended or modified only by written agreement executed and delivered by duly authorized officers of the Surviving Entity and the Stockholders Representative. This Agreement may not be modified or amended except as provided in the immediately preceding two sentences and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 8.10 shall be void.

Section 8.11         Extension; Waiver. At any time prior to the Effective Time, the Company may (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub contained herein, (b) waive any inaccuracies in the representations and warranties of Parent or Merger Sub contained herein or in any document, certificate or writing delivered by Parent or Merger Sub pursuant hereto or (c) waive compliance by Parent or Merger Sub with any of the agreements or conditions contained herein. At any time prior to the Effective Time, Parent may (i) extend the time for the performance of any of the obligations or other acts of the Company contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company contained herein or in any document, certificate or writing delivered by the Company pursuant hereto or (iii) waive compliance by the Company with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.12         Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

61

Section 8.13         Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 8.14         Remedies. The parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, if for any reason Parent, Merger Sub or the Company shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the party seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

Section 8.15         Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

* * * * *

62

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger and Reorganization to be duly executed on its behalf as of the day and year first above written.

ASSEMBLY PHARMACEUTICALS, INC.

By:	/s/ Derek A. Small
Name: Derek A. Small
Title: Executive Chairman

[Signature Page to Merger Agreement]

VENTRUS BIOSCIENCES, INC.

By:	/s/ Russell H. Ellison
Name: Russell H. Ellison
Title: Chief Executive Officer

ASSEMBLY ACQUISITION, INC.

By:	/s/ Russell H. Ellison
Name: Russell H. Ellison
Title: Chief Executive Officer and President

[Signature Page to Merger Agreement]

Exhibit A

Company Employees

Derek Small

William Turner

Lee Arnold

Uri A. Lopatin

Exhibit B

Employment Agreements

Exhibit C

Company Budget